UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2012

iShares® Diversified Alternatives Trust

(Exact name of registrant as specified in its charter)

New York	333-153099	26-4632352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: BlackRock Institutional Trust Company, N.A.’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 597-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On March 7, 2012, Manish Mehta was appointed as a Director of iShares® Delaware Trust Sponsor LLC (the “Sponsor”), the Sponsor of iShares® Diversified Alternatives Trust, effective March 16, 2012.

Mr. Mehta, 41, is a Director of iShares® Delaware Trust Sponsor LLC, a commodity pool operator registered with the Commodity Futures Trading Commission (the “CFTC”). Mr. Mehta applied to the National Futures Association to be listed as a principal of the Sponsor beginning on March 16, 2012. Mr. Mehta joined BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, as a Managing Director in November 2011. Prior to that, Mr. Mehta served as Managing Partner of CHJ Capital Management, a financial services firm, from March 2011 to November 2011. From March 2005 to January 2011 Mr. Mehta served as Head of Strategy and Corporate Development at BlackRock Institutional Trust Company, N.A. Prior to joining BlackRock Institutional Trust Company, N.A. in March 2005, Mr. Mehta served as consultant and principal at Boston Consulting Group, a global management consulting firm, from September 2000 to March 2005. Mr. Mehta earned a Bachelor of Science degree in Electrical Engineering and Computer Sciences from the University of California, Berkeley in 1993 and an MBA from the Wharton School at the University of Pennsylvania in 2000.

Mr. Mehta replaces Geoffrey D. Flynn as a Director. Mr. Flynn resigned from his offices of Chief Operating Officer and Director of the Sponsor, effective March 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2012

iShares® Diversified Alternatives Trust (Registrant)

By:	iShares® Delaware Trust Sponsor LLC, the sponsor of the registrant

By:	BlackRock Asset Management International Inc., managing member

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

By:	/s/ Raymund Santiago
Name:	Raymund Santiago
Title:	Director